U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Massive Dynamics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	45-0836120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Address: 320 Otero, Newport Beach, CA 92660

Registrant’s telephone number, including area code: (310) 200-5199

Copies to: Frank J. Hariton
1065 Dobbs Ferry Road
White Plains, New York 10607 Telephone Number: (914) 674-4373 Facsimile Number: (914) 693-2963

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered:  Common Stock, $0.001 per share

Name of Exchange on which each class is to be registered:  N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer [  ]   Accelerated filer [  ]

Non-accelerated filer [  ] Smaller reporting company [X]

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Company,” “we,” “our” or “us” means Massive Dynamics, Inc. Our principal place of business is located at 320 Otero, Newport Beach, CA 92660 and our telephone number is (310) 200-5199.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  For a discussion of these risks, you should read this entire registration statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1. Business.

Introduction

Massive Dynamics, Inc. (the Company”, “we”, “us” or “our”) was organized to identify and evaluate and, if such evaluate warrants, negotiate and consummate a transaction pursuant to which we will acquire, merge with, combine with or engage in a similar transaction with, a privately-owned company that is seeking the perceived advantages of being a publicly held corporation in the United States. Collectively, we refer to such a transaction as a “business combination” and we refer to the company with which we would engage in a business combination as the “target company”. Our principal strategic objective for the next 12 months and beyond will be to achieve long-term growth potential and stockholder value through a business combination with a target company, rather than focusing on short-term earnings or operating a business of our own. If a business combination is consummated, we expect that there will be a change of control of the Company.

The Company was incorporated in the State of Nevada on March 15, 2011.  Since inception, we have been engaged primarily in organizational efforts.  Our fiscal year ends on December 31. Our offices are located at 320 Otero, Newport Beach, CA 92660 and our telephone number is (310) 200-5199.

Our Business Model – Planned Operations

Evaluating Target Companies

We will look for potential target companies in a broad range of industries and we may engage in a business combination with any type of business. We have no particular industry or region for our target companies.

The analysis of target companies and the business opportunities they may present to us will be undertaken by or under the supervision of the Company’s CEO and sole director, Donald J. Calabria.  As of this date, we have not entered into any definitive agreement with any target company or any other party.  We have unrestricted flexibility in seeking and analyzing target companies, and structuring and negotiating a business combination. In our efforts to analyze potential target companies, we consider numerous factors, including the following:

   * Potential for growth, indicated by new technology, existing brand name recognition, market penetration, anticipated market expansion and/or new products;

   * Competitive position as compared to other businesses of similar size and experience within the industry segment as well as within the industry as a whole;

   * Strength and diversity of the target company’s management, either in place or scheduled for recruitment;

   * Capital requirements and anticipated availability of required funds, to be provided by the Company, from operations of the target company, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

   * The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

   * The extent to which the target company’s business opportunity can be advanced by means of the business combination;

   * The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

   * Other relevant factors based on industry, geopolitical, market and other considerations.

In applying the foregoing criteria, no one of which will be controlling, we will attempt to analyze all facts and circumstances and make a determination based upon reasonable investigative measures, due diligence and available data.  Potentially available business opportunities may occur in many different industries, and target companies may be at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.  However, due to our limited capital available for investigation and due diligence, we may not discover or adequately evaluate adverse facts about a target company. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations.

In evaluating a target company and potential business combination, we will conduct as extensive a due diligence review of potential target companies as is reasonably possible given the relative lack of information which may be available regarding private companies, our limited personnel and financial resources and the inexperience of our management with respect to such endeavors. We expect that our due diligence will encompass, among other things, meetings with the potential target company’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information, and agreements, to the extent they are made available to us. This due diligence review will be conducted by our management and/or unaffiliated third parties, including professionals, who we may engage. Despite such efforts, our limited funds and the lack of our having full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target company before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds and personnel available to us, would be suitable in analyzing a target company. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors, directors and officers or other affiliates or agents of the target company, and we may not be able to ascertain the accuracy or completeness of all such information that is provided to us. We will also face competitive pressures in identifying target companies and negotiating and consummating a business combination. See “Competitive Factors” below.

Forms of Business Combination

The manner in which we structure a business combination will depend upon numerous factors, including the nature of the opportunity, the respective needs and desires of the Company and the target company, the relative negotiating strength of the Company and the target company, and certain legal and regulatory considerations. Typical forms of business combinations include statutory mergers, stock purchases, share exchanges and asset purchase transactions. However, it is likely that, in engaging in a business combination with a target company, we will issue shares of our Common Stock or other securities to the stockholders of the target company as sole or partial consideration.

Although the terms of any business combination cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) depends upon whether the owners of the acquired business (the target company) own 80% or more of the voting stock of the surviving entity at the conclusion of the transaction. If a business combination were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, our then-existing stockholders in the aggregate would in such circumstances retain 20% or less of the total issued and outstanding shares of the Company upon the consummation of the business combination. Depending upon the relative negotiating strength of the parties, our then-existing stockholders may retain substantially less than 20% of the total issued and outstanding shares of the Company upon the consummation of the business combination. It is likely that as a result of a business combination, however it is structure, our then-existing stockholders would incur substantial additional dilution in their percentage ownership of the Company compared to their ownership percentage prior to the business combination.

Currently, we have two executive officers which one is the sole director, Donald J. Calabria, and a group of two persons who hold over 98% of all of the issued and outstanding Common Stock of the Company.  Our present shareholders will probably not retain control of a majority of the voting securities of the Company following a business combination. Additionally, as part of a business combination with a target company, it is likely that all or a majority of our directors then serving may resign, and one or more new directors may be appointed without any vote by stockholders. This is likely to result in a change of control of the Company.

Depending upon the way the business combination is structured, it may be accomplished upon the sole determination of our then-serving directors without any vote or approval by our stockholders. However, in the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary under Nevada law to call a stockholders’ meeting and obtain the approval of the holders of a majority of our voting securities outstanding on the record date. Should it be necessary to obtain such stockholder approval, there could be a delay and additional expense involved in approving the proposed business combination. Additionally, such a structure will also likely give rise to certain appraisal rights to dissenting stockholders under Nevada law. For these and other reasons, our management will likely seek to structure any business combination so as not to require stockholder approval or trigger appraisal rights in favor of dissenting stockholders.

The time and costs required to identify, select and conduct due diligence on a target company and to structure, negotiate, document and consummate a business combination cannot presently be ascertained with any degree of certainty.  However, such efforts will require substantial management time and attention and substantial cost for accountants, attorneys and others. Any costs incurred with respect to the identification and evaluation of a target company and potential business combination that is not ultimately completed will result in unrecoverable expenses to us.  Finally, there can be no assurance that any business combination which is consummated will be on terms that are favorable to us and our stockholders.

Competition

We are in a highly competitive market for a relatively small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, a minor participant in the business of seeking business combinations with target companies. A large number of established and well-financed entities, including small public companies, private equity firms, hedge funds and venture capital firms, are active in mergers and acquisitions of companies that may be suitable target companies for us.  Nearly all of these entities with which we would compete for target companies have significantly greater financial resources, technical expertise and managerial capabilities than we do.  Additionally, we will be competing with other companies who have a similar business model to ours, including special purpose acquisition companies (SPACs) and other strategic acquirers.  Consequently, we will face stiff competition and may be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination with a target company. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination on favorable terms or at all.

Certain Regulatory Matters

Based on the current and proposed business activities described above, the Company is a “blank check” company. The Securities and Exchange Commission (the “SEC”) defines a blank check company as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.”

Pursuant to Rule 12b-2 under the Exchange Act, the Company is also a “shell company” because it has no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. We do not intend to undertake any efforts to cause a market to develop in our securities, either equity or debt, until we have successfully consummated a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

Employees

We presently have no employees apart from our management. Our sole director and CEO, Donald J. Calabria, is engaged in outside business activities and anticipates that he will devote to our business very limited time until a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incidental to a business combination.

Item 1A. Risk Factors.

An investment in the Company is highly speculative in nature and involves a high degree of risk.

Risks Related to our Business

We have no operating history.

We have no operating history and no revenues or earnings from operations since inception, and there is a risk that we will be unable to continue as a going concern and consummate a business combination.  We have no significant assets and limited financial resources. We will, in all likelihood, continue to incur operating expenses without corresponding revenues, at least until the consummation of a business combination with a target company. This may result in our incurring a net operating loss that will increase unless we consummate a business combination with a profitable business. We may not be able to identify a suitable target company and consummate a business combination on favorable terms to us or at all. If we do consummate a transaction the target company may not be profitable at the time of its acquisition by us or ever. The nature of our operations is highly speculative, and there is a consequent risk of loss of an investment in the Company.  Donald J. Calabria has orally committed to advance necessary operating funds to us, but this is not a legally enforceable obligation of Mr. Calabria.  If we do not have operating funds we may have to cease all activities.

We have incurred, and are likely to continue to incur, losses.

We have had no operating activities since inception and we expect to incur losses at least until we complete a business combination and perhaps thereafter.

There can be no assurance that we will successfully consummate a business combination.

We can give no assurance that we will successfully identify and evaluate a suitable target company or that we will conclude a business combination.  Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot give any assurance that we will properly ascertain or assess all significant risk factors. We may not be able to negotiate any business combination on favorable terms or at all.

There is significant competition for companies that are suitable for a business combination.

We are in a highly competitive market for a relatively small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, a minor participant in the business of seeking business combinations with target companies. A large number of established and well-financed entities, including small public companies, private equity firms, hedge funds and venture capital firms, are active in mergers and acquisitions of companies that may be suitable target companies for us.  Nearly all of these entities with which we would compete for target companies have significantly greater financial resources, technical expertise and managerial capabilities than we do.  Additionally, we will be competing with other companies who have a similar business model to ours, including special purpose acquisition companies (SPACs) and other strategic acquirers.  Consequently, we will face stiff competition and may be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination with a target company. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination on favorable terms or at all.

We have not conducted any market research, which may adversely affect our ability to identify a target company.

We have not conducted any market research concerning prospective business opportunities, favorable industries or leading businesses in different market niches, nor have others made the results of such market research available to us. Therefore, there may be inadequate market demand for a business combination or any target company we may select. Mr. Calabria has not yet identified any specific target company for formal evaluation by us. Consequently, it is possible that after the expenditure of significant time and money to identify and conduct due diligence on a target company, we may be unable to finance the business combination or finance the Company following the consummation of a business combination.  Conventional private or public offerings of securities or conventional bank financing may not be available to us in connection with our business model now or ever.

Our business model is risky because it does not offer the benefits of diversification and, if successful, will likely result in a change of control.

We anticipate that we will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our plan to offer a controlling interest to a target company in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We have not identified a specific potential target company and there are no existing agreements for a business combination at this time.

We have no arrangement, agreement or understanding, in principle or otherwise, to engage in a business combination with an identified target company. We have not identified any particular industry or specific business within an industry for evaluation. We have virtually unrestricted flexibility in identifying and selecting a prospective target company at any stage of development. Consequently, there is a risk that funds invested in our securities will not, in turn, be invested in a company with active business operations.

We may incur substantial debt which could adversely affect our financial condition.

We intend to use reasonable efforts to complete a business combination with an operating target company. The consummation of any business combination will be accompanied by risks commonly encountered in acquisitions, including, but not limited to, difficulties in integrating the operations, technologies, products and personnel of the acquired company and the possibility of insufficient revenues to offset increased expenses associated with the acquisition. Failure to manage and successfully integrate acquisitions we make could adversely affect our business, strategy and operating results in a material way. Additionally, completing a business combination is likely to increase our expenses and it is possible that we may incur substantial debt in order to complete a business combination, which could adversely affect our financial condition. Incurring a substantial amount of debt may require us to use a significant portion of our cash flow to pay principal and interest on such debt, which will reduce the amount available to fund working capital, capital expenditures and general corporate purposes. Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests; and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

We may not be able to raise additional capital as it is needed to fund our operations.

We have limited financial resources and currently have limited prospects of raising additional capital at least until we consummate a business combination. Even assuming we successfully consummate a business combination with a suitable target company we may not be able to raise any additional capital that may be needed in any public or private offering of our securities, or secure debt through banks or other lenders.

There are relatively low barriers to becoming a blank check company or shell company, thereby increasing the competitive market for a small number of business opportunities.

There are relatively low barriers to becoming a blank check company or shell company. A newly incorporated company with few stockholders and a sole director and executive officer may become a blank check company or shell company by voluntarily subjecting itself to the SEC reporting requirements by filing and seeking effectiveness of a registration statement on Form 10, thereby registering its common stock pursuant to Section 12(g) of the Exchange Act with the SEC. Assuming no comments to the Form 10 have been received from the SEC, the registration statement is automatically deemed effective 60 days after its filing. The relative ease and low cost with which a company can become a blank check or shell company can increase the already highly competitive market for a relatively limited number of suitable target companies with which to consummate a successful business combination.

Our future success is highly dependent on the ability of management to locate and attract a suitable acquisition candidate.

The success of our plan of operations will depend to a great extent on the operations, financial condition and management of the target company. While our current management intends to seek a business combination with a target company having an established operating history, we may not be successful in locating suitable target companies meeting such criterion. In the event we complete a business combination, the success of our operations may be largely or almost completely dependent upon management of the target company and numerous other factors beyond our control.

We may consider a business combination with a target company which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop one or more new products or services, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Moreover, any target business that is selected may be financially unstable, in the early stages of development or growth, including businesses without established records of sales or earnings, or businesses in an industry characterized by a high level of risk. In that event, we will be subject to various risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies, which may include the need to raise substantial additional capital, borrow money, secure expensive or hard to obtain materials, delays in getting products or services to market, increased competition from larger companies or other competitors who are able to attract funding, and the need for additional or different personnel to bring the business to the next level of development.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, our current management which consists only of Mr. Calabria and Mr. Frank Hariton anticipates devoting very limited time to the Company’s affairs. Mr. Calabria and Mr. Hariton have not entered into written employment agreements with us and are not expected to do so in the foreseeable future. They also are engaged in significant other business activities that demand the majority of their time and attention. This limited commitment on their part may adversely impact our ability to identify and conduct due diligence on a target company and negotiate and consummate a successful business combination.  In addition, due to our limited capital available for investigation and due diligence, limited personnel and the relative lack of information that may be available regarding private companies, we may not discover or adequately evaluate all adverse facts about a target company.

Don Calabria has limited experience as the director or officer of a blank check company or development stage public company.

Our sole director and CEO, Mr. Calabria, has limited prior experience serving as a director or officer of a blank check or development stage public company with the business purpose of acquiring a target business. The limited experience of Mr. Calabria and the fact that the analysis and evaluation of a potential business combination is to be taken under his supervision may adversely affect our ability to identify and consummate a successful business combination.

Minority stockholders will likely not have a vote in approving a business combination.

Currently, our three principal stockholders own over 100% of our common stock. Decisions as to which target companies to pursue will be unilaterally made by our management. Depending upon how any business combination is structured, the transaction may be approved by our board of directors without the approval of our stockholders. Even if approval of stockholders is required for any transaction, the principal shareholders can affect the transaction without obtaining the approval of the minority shareholders.

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly and we are likely to incur losses which may adversely affect our ability to continue as a going concern. Additionally, the Sarbanes-Oxley Act of 2002 requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited time that management will devote to the Company may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a business combination with certain private target companies.

Target companies that fail or are unwilling to be prepared to comply with SEC reporting requirements may delay or preclude their acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare these statements may significantly delay or even preclude the consummation of a business combination even assuming a suitable target company is identified.  Suitable target companies that do not have or are unable to obtain the required audited financial statements may be inappropriate for a business combination with us so long as we are subject to the reporting requirements of the Exchange Act.

We may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. However, if we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment

Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and additional compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act. A violation of the provisions of the Investment Company Act, or the rules and regulations thereunder, could subject us to material adverse consequences.

We may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure a business combination to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on the consideration received in the business combination. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various U.S. federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity. However, we cannot guarantee that a business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the business combination.

Depending upon the nature, size and type of target company with which we may consummate a business combination, we may not be able to attract the attention of major brokerage firms even following the acquisition.

Given our limited financial resources, operating history and experience in the business of operating a blank check company for the purpose of engaging in a business combination with a private target company, it is likely that, even if we are able to consummate a business combination, securities analysts of major brokerage firms may not provide coverage of our Company.  There may be little incentive to brokerage firms to recommend the purchase of our Common Stock because of limited trading, low stock price or various other factors.

We cannot assure you that following a business combination, our Common Stock will be listed on NASDAQ, the OCTBB or any other stock exchange.

Following a business combination, we may seek the listing of our Common Stock on NASDAQ, the OTCQB, the NYSE or AMEX. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange or quotation medium, or that we will be able to maintain a listing of our Common Stock on either of those or any other stock exchange. After completing a business combination and until our Common Stock is listed on the NASDAQ, OTCQB or another stock exchange, we expect that our Common Stock would be eligible to trade on the “pink sheets”, where our stockholders may find it more difficult to effect transaction in our Common Stock or obtain accurate quotations as to the market value of our Common Stock. In addition, we would be subject to an SEC rule that, if we failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by such rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or effecting transactions in our Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Risks Related to our Stockholders and Shares of Common Stock

We are currently controlled by our principal stockholders who include our sole director and executive officers.

At present, our principal stockholders, who include our sole director and executive officers beneficially own and can vote over 100% of the issued and outstanding Common Stock of the Company.  Consequently, they have the ability to effect total control of the operations of the Company and, even if additional shares of our Common Stock are sold prior to the consummation of a business combination, they will likely have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

    * Electing our entire board of directors which currently consists of only Mr. Calabria;

    * Removing directors;

    * Amending our certificate of incorporation and bylaws;

    * Approving a business combination with an acquisition candidate; and

    * Adopting measures that could delay or prevent a change in control or impede a merger, takeover or other business combination of the Company.

This concentration of ownership and management by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our Common Stock.

Our stockholders will likely have a minority interest in the Company following a business combination.

If we enter into a business combination with a target company with a value in excess of the value of our Company and we issue shares of our Common Stock to the stockholders of the target company as consideration for entering into the business combination with us, both of which are likely, our stockholders will likely own substantially less than 50% of the Company after the business combination is consummated. In addition, if a business combination were structured to take advantage of certain provisions of the Code applicable to "tax free" business combination, our then-existing stockholders in the aggregate would in such circumstances retain 20% or less of the total issued and outstanding shares of the Company on the consummation of the business combination. In either event, the stockholders of the target company would therefore be able to control the election of our board of directors and our Company.

The Company expects to issue more securities in a business combination, which will result in substantial dilution to all stockholders upon such issuance.

The Company’s Certificate of Incorporation authorizes the Company to issue an aggregate of 75,000,000 shares of capital stock all of which are shares of Common Stock, par value $.0001 per share.  Any business combination effected by us is likely to result in the issuance of additional securities and substantial dilution in the percentage of the equity held by our then existing stockholders. Moreover, the Common Stock issued in any business combination may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of the equity held by our then existing stockholders. Our board of directors, which currently consists of only Mr. Calabria, has the power to issue any or all of such authorized but unissued shares without stockholder approval.

There is currently no trading market for our Common Stock, and liquidity of shares of our Common Stock is limited.

Shares of our Common Stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for the Common Stock.  Furthermore, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with a target company and the Company thereafter files and obtains effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”).  Therefore, outstanding shares of our Common Stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and federal or applicable state securities laws or regulations.  Stockholders may rely on the exemption from registration provided by Rule 144 under the Securities Act (“Rule 144”), the primary requirements of which are the following: (i) one year has elapsed since the consummation of a business combination with a private company pursuant to which the Company ceased to be a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and certain information on a Current Report on Form 8-K has been disclosed within four business days following such date; and (ii) the Company has been current in all of its periodic SEC filings for the 12 months preceding the contemplated sale of stock. Compliance with the criteria for securing exemptions under federal securities laws and applicable state securities laws is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

There are issues impacting liquidity of our securities with respect to the SEC’s review of a future resale registration statement.

Since shares of our Common Stock issued prior to a business combination cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of our Common Stock.  We cannot control this future registration process in all respects as some matters are outside our control.  Even if we are successful in causing the effectiveness of a resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of shares of our Common Stock in the hands of our stockholders.

In addition, the SEC has developed internal informal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a total market capitalization of less than $75 million and, in general, does not qualify to file a registration statement on Form S-3 to register its securities.  The SEC has taken the position that  these smaller issuers may not be able to rely on Rule 415 under the Securities Act (“Rule 415”), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or “primary” public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer.

Under these guidelines, it appears that the SEC in most cases will permit a registration for resale of up to one-third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors.  Since, following a business combination, we may have little or no tradable shares of our Common Stock, it is unclear as to how many, if any, shares of our Common Stock the SEC will permit us to register for resale, but SEC staff members have indicated a willingness to consider a higher percentage in connection with registrations following business combinations with shell companies such as the Company. However, the SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or “cut back” the number of shares of Common Stock to be registered in such registration statement.  The result of the foregoing is that a stockholder’s liquidity in our Common Stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow the Company to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

It is likely that our Common Stock will be considered a “penny stock”, which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock may be deemed to be “penny stock” as that term is defined under the Exchange Act. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. A broker/dealer must receive a written agreement to the transaction from the investor setting forth the identity and quantity of the penny stock to be purchased. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

We have never paid dividends on our Common Stock and do not intend to do so in the foreseeable future.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The Company was organized to investigate and, if such investigation warrants, negotiate and consummate a business combination with a target company. We will look for potential target companies in a broad range of industries and we may engage in a business combination with any type of business. We do not have a particular area of focus for any target company.

Our principal strategic objective for the next 12 months and beyond will be to achieve long-term growth potential and stockholder value through a business combination with a target company, rather than focusing on short-term earnings by operating a business of our own. If a business combination is consummated, we expect that there will be a change of control of the Company.

We do not currently engage in any business activities that generates revenues.  During at least the next 12 months, unless we complete a business combination sooner, we anticipate incurring costs primarily related to:

    * preparing and filing Exchange Act reports;

    * identifying, investigating and conducting due diligence on target companies; and

    * negotiating, structuring, documenting and consummating a business combination.

We believe that we will be able to meet these costs through cash on hand and additional amounts, as may be necessary, to be loaned by or invested in us by our stockholders, management and/or others. Currently, however, our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  Our ability to continue as a going concern is also dependant on our ability to find a suitable target company and enter into a business combination.  Management’s plan includes obtaining additional funds through a combination of sales of our equity securities before, contemporaneously with, or following, the consummation of a business combination; and borrowings, although we do not believe that we will be eligible to borrow funds from a bank until at least a business combination is consummated.  However, here is no assurance that any additional funding will be available on terms that are favorable to us or at all.  Mr. Calabria, our sole director, has also orally agreed to advance a limited amount of funds on a time to time basis to ensure our continued operations.  However, this is not a legally binding commitment upon Mr. Calabria.

The Company is in the development stage and has not generated any revenues from operations to date. It is not likely that we will generate any revenues until at least a business combination has been consummated. Even following a business combination, there is no guarantee that any revenues will be generated or that any revenues will be sufficient to meet our expenses. We may consider a business combination with a target company which itself has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop one or more new products or services, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital.

 Moreover, any target business that is selected may be financially unstable or in the early stages of development, including businesses without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with a target company in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target company, there can be no assurance that we will properly ascertain or assess all significant risks.

The foregoing considerations raise substantial doubt about our ability to continue as a going concern.  We are currently planning on devoting the vast majority of our efforts to identifying, investigating and conducting due diligence on target companies; and negotiating, structuring, documenting and consummating a business combination. Our long-term ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, complete a business combination and, thereafter, achieve profitable operations.

We expect that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded company. Such perceived benefits of becoming a publicly traded company include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, mergers, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult, complex and expensive.

The Company intends to rely on interest free advances from Mr. Calabria to meet its obligations, consisting primarily of payables to professional advisors and edgarization and XBRL fees, until such time as the Company becomes profitable.  However, Mr. Calabria has no legally binding obligation to make such advances.

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no charge.  The Company does not intend to make investments or acquire interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities, unless they are incidental to, and part of, a business combination.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of March 31, 2011, the stock ownership of (i) each of our named executive officers and directors, (ii) all executive officers and directors as a group, and (iii) each person known by us to be a beneficial owner of 5% or more of our common stock.  No person listed below has any option, warrant or other right to acquire additional securities from us, except as may be otherwise noted.  We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them except as stated therein.

Name and Address

Amount and Nature of Beneficial Ownership(1)

Percentage of Class

Donald Calabria

1,125,000 (2)

22.5%

PO Box 10789

Newport Beach, CA 92658

Alan Collier(4)

1,125,000 (2)

22.5%

1468 Heather Oaks Lane

Westlake Village, CA 91361

C2 Capital, LLC

2,500,000 (3)

50%

3835-R East Thousand Oaks Blvd

#340

Westlake Village, CA 91362

Frank J. Hariton

    250,000

  5.0%

1065 Dobbs Ferry Road

White Plains, NY 10607

All officers and directors

As a group (2 persons)

1,375,000 (2)

27.5%

(1)

Except as otherwise indicated, all shares are owned directly.

(2)

Does not include 2,500,000 shares owned by C2 Capital, LLC.  Messrs. Calabria and Collier are each 50% owners of C2 Capital, LLC and have shared voting and dispositive power over these shares.

(3)

Messrs. Calabria and Collier are each 50% owners of C2 Capital, LLC and have shares voting and dispositive power over these shares.

(4)

Mr. Collier is an associated person at Mid-Market Securities, LLC where he holds a Series 7, Series 79, Series 63 and Series 24 license as a securities broker and principal.  Mid-Market Securities, LLC is not involved in any way with the Company or any of the matters discussed in this document. Mr. Collier’s participation involvement and ownership are personal to him and entirely unrelated to his activities to Mid-Market Securities, LLC.

Item 5. Directors and Executive Officers.

Our directors and executive officers and additional information concerning them are as follows:

Name

AGE

Position(s)

Donald J. Calabria

40

Director, Chief Executive Officer and Chief Financial Officer

Frank J. Hariton

62

Secretary

Donald J. Calabria has been our CEO, CFO and President since our inception in March 2011.  Prior thereto, from 2004 to 2005 he was CFO of Schmidt Consulting, a business consulting firm and a project manager for T-Mobile from 2005 to 2006 as an independent business consultant.  Since 2008 he has also been the President of GMV Holdings, LLC a company engaged in providing wireless services to the hospitality industry and from 2008 to 2010 was also president and CEO of its affiliate, GMV Wireless Inc., a public corporation.  Mr. Calabria holds a BS in management from Arizona State University granted in 1993 and an MBA in management granted by Pepperdine University in 2000.

Frank J. Hariton. Mr. Hariton is an attorney in private practice in New York State.  Mr. Hariton has been Secretary of Petrocorp Inc., an OTCQB listed oil and gas Exploration Company, since 2007.  Mr. Hariton received his BA (1971) and JD (1974) from Case Western Reserve University.

During the past five years, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company, including any allegations (not subsequently reversed, suspended or vacated), permanent or temporary injunction, or any other order of any federal or state authority or self-regulatory organization, relating to activities in any phase of the securities, commodities, banking, savings and loan, or insurance businesses in connection with the purchase or sale of any security or commodity, or involving mail or wire fraud in any business.

Our sole director, principal officer and stockholder, Donald J. Calabria, has had no prior blank check company experience.  Due to his stock ownership, Mr. Calabria cannot be considered an independent director.

There are no family relationships among our officers and directors.

Item 6. Executive Compensation.

Mr. Calabria has not received any cash or other remuneration since inception. He will not receive any remuneration until the consummation of a business combination.  No remuneration of any nature has been paid for services rendered by a director in such capacity. Our sole director and principal officer intends to devote limited time to our business affairs.  Mr. Hariton will be paid legal fees, anticipated to be $15,000 and 250,000 shares of common stock in connection with this registration on Form 10, of which $2,500.00 has already been paid.  He will receive no separate compensation for acting as our secretary.

It is possible that, after the Company successfully consummates a business combination with a target company, that entity may desire to employ or retain members of our then-current management for the purposes of providing services to the Company. However, the offer of any post-transaction employment to members of management will not be a consideration in the Company’s decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company.

Because we have only one director, the Company does not have standing audit, compensation and corporate governance committees, or committees performing similar functions. The Company anticipates that in connection with a business combination, an appropriate committee structure would be implemented to comply with SEC and/or stock exchange requirements.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Our sole director, CEO and principal stockholder, Donald J. Calabria, anticipates devoting very limited time to the Company’s affairs. He also is engaged in significant other business activities that demand the majority of his time and attention. This limited commitment on his part may adversely impact our ability to identify and conduct due diligence on a target company and negotiate and consummate a successful business combination. Mr. Calabria’s other business activities could give rise to conflicts of interest. Mr.

Hariton is our counsel and is compensated as such.  He will only devote a limited amount of time to the Company’s affairs as he pursues his legal practice.

Neither Mr. Calabria nor Mr. Hariton has had any prior blank check company experience.

Item 8. Legal Proceedings.

There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Our Common Stock is not trading on any stock exchange. We are not aware of any market activity in our Common Stock since its inception through the date of this filing.  As of the date of this filing there are 3 record holders of our Common Stock.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the execution of our business model.

We have not authorized the issuance of, or issued, any securities under a retirement, pension, profit sharing, stock option or other equity compensation plans.

Item 10. Recent Sales of Unregistered Securities.

Upon its incorporation in March 2011, the Company offered and sold an aggregate of 5,000,000 shares of our Common Stock to Donald J. Calabria (1,125,000 shares); Allan Collier (1,125,000 shares); C2 Capital LLC (2,500,000 shares) and Frank J. Hariton (250,000 shares), for an aggregate purchase price of $5,000 paid in services. Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

Item 11. Description of Registrant’s Securities to be Registered.

This description of our securities is a summary only of certain provisions contained in our Certificate of Incorporation and is qualified in its entirety by reference to the complete terms contained therein.

The Company’s Certificate of Incorporation authorizes the Company to issue an aggregate of 75,000,000 shares of Common Stock.  As of March 31, 2011, 5,000,000 shares of our Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore.  In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Holders of Common Stock do not have cumulative or preemptive rights.

Debt Securities

As of the date of this registration statement, we have not issued any debt securities.

Warrants

As of the sate of this registration statement, we have not issued any warrants, options or other securities which are convertible into or exercisable for shares of our Common Stock.

Other Securities to Be Registered

We are not registering any securities other than our Common Stock in this registration statement.

Item 12. Indemnification of Directors and Officers.

Under Nevada Law and our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Item 13.  Financial Statements and Supplementary Data.

Set forth below is a list of our audited financial statements included in this registration statement on Form 10.

Statement

Index to Financial Statements

F-1

Report of Independent Registered Public Accounting Firm

F-2

Balance Sheet as of March 31, 2011

F-3

Statement of Operations for the period ended March 31, 2011

F-4

Statement of Stockholder’s Equity (Deficit)

for the period ended March 31, 2011

F-5

Statement of Cash Flows for the period ended March 31, 2011

F-6

Notes to Financial Statements

F-7

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a)  Financial Statements.

Following the Signature Page

(b)  Exhibits.

Exhibit No.

Description

3.1

Certificate of Incorporation.

3.2

Bylaws.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:

April 29, 2011

Massive Dynamics, Inc.

By    /s/DONALD J. CALABRIA

Donald J. Calabria

Chief Executive Officer

Financial Statement

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Massive Dynamics, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Massive Dynamics, Inc. (A Development Stage Company) as of March 31, 2011, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on March 15, 2011 through March 31, 2011. Massive Dynamics, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Massive Dynamics, Inc. (A Development Stage Company) as of March 31, 2011, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on March 15, 2011 through March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has had a loss from operations of $7,785, an accumulated deficit of $7,785, working capital deficit of $2,785 and has earned no revenues since inception, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

April 29, 2011

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

MASSIVE DYNAMICS, INC. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET AS OF MARCH 31, 2011

March 31,
2011

ASSETS

Current Assets
Cash	$ -

Total Current Assets	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Loan Payable Officer	$ 2,785

Total Current Liabilities	2,785

Stockholders' Equity (Deficit)

Common Stock, authorized
75,000,000 shares, par value
$0.001, issued and outstanding on
March 31, 2011 is 5,000,000	5,000

Additional Paid-In Capital	-
Deficit Accumulated During the
Development Stage	(7,785)

Total Stockholders' Equity (Deficit)	(2,785)

Total Liabilities and Stockholders' Equity (Deficit)	$ -

The accompanying footnotes are an integral part of these financial statements

MASSIVE DYNAMICS, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS FOR THE PERIOD ENDED MARCH 31, 2011

From Inception to
March 31, 2011

Revenue	$-

Expenses
General and Administrative	285
Professional Fees - Related Party	7,500

Total Expenses	$7,785

Provision for Income Taxes	-

Net Income (Loss)	$(7,785)

Basic and Diluted
(Loss) per Share	$(0.00)

Weighted Average
Number of Shares	3,235,294

The accompanying footnotes are an integral part of these financial statements

MASSIVE DYNAMICS, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT) FOR THE PERIOD ENDED MARCH 31, 2011

	Price	Common Stock		Additional	Accumulated Deficit During
	Per Share	Shares	Amount	Paid-In Capital	Development Stage	Total Equity

Balance, March 15, 2011 (inception)		-	$ -	$ -	$ -	$ -

Common Shares issued to founders for services March 21, 2011	$0.001	5,000,000	5,000			5,000

Net Income (Loss)					(7,785)	(7,785)

Balance, March 31, 2011		5,000,000	5,000	-	(7,785)	(2,785)

The accompanying footnotes are an integral part of these financial statements

MASSIVE DYNAMICS, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS FOR THE PERIOD ENDED MARCH 31, 2011

Period
Ended
March 31,
2011
Operating Activities

Net (Loss)	$(7,785)
Expenses Paid by a Related Party	2,785
Shares Issued for Services	5,000

Net Cash (Used) by Operating Activities	-

Financing Activities	$-

Cash, End of Period	$-

SUPPLEMENTAL DISCLOSURES
Non-Cash Activities:

Common Stock Issued for Services	$5,000

The accompanying footnotes are an integral part of these financial statements

MASSIVE DYNAMICS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS
March 31, 2011

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Massive Dynamics, Inc. (the “Company”) was incorporated under the laws of the state of Nevada on March 15, 2011.  The Company elected its fiscal year ending on December 31.  The Company is a development stage company that has not engaged in any business operations.   The Company is currently in the development stage as defined in the Accounting Standards Codification 915, Development Stage Entities.  All activities of the Company to date relate to its organization, initial funding and share issuances.

The Company was organized to serve as a vehicle for a business combination through a merger, capital stock exchange, asset acquisition or other similar business combination with an operating or development stage business which desires to utilize the Company’s status as a reporting company under the Exchange Act.

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from these estimates.

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.  There are no diluted shares outstanding.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of March 31, 2011.

MASSIVE DYNAMICS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS
March 31, 2011

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Start-up Cost

The Company accounts for start-up costs pursuant to the provisions of the Accounting Standard Codification 720-15.  Accounting for start-up costs require all costs incurred in connection with the start-up and organization of the Company be expensed as incurred.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of the Accounting Standards Codification 740, Accounting for Income Taxes, which requires an asset and liability approach to calculate deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary difference between the carrying amounts and the tax basis of assets and liabilities.  As a result of the initial year’s incurred loss the deferred tax asset has been fully reserved.

2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred net losses and negative cash flows from operating activities for the period March 15, 2011 (date of inception) to March 31, 2011, and has an accumulated deficit of $7,785 as of March 31, 2011.  The Company has relied upon its officers to fund its ongoing operations to date, and expects to continue to do so, as it has yet to generate cash from its operating activities. These factors raise substantial doubt about the Company’s ability to continue as a going concern until it completes its financing activities. However, if necessary, the Company’s officers intend on borrowing money, restructuring debt, reducing or delaying expenditures and/or increasing ownership equity to ensure the Company continues operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3 – INCOME TAXES

The Company provides for income taxes under ASC Topic 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate

MASSIVE DYNAMICS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS
March 31, 2011

sufficient taxable income in the future to fully utilize the net deferred tax asset.  Accordingly, a valuation allowance equal to the deferred tax asset has been recorded.  The total deferred tax asset is $1,712, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $7,785.  The total valuation allowance is a comparable $1,712.  Details are as follows:

Period from Inception March 15, 2011 through March 31, 2011

2011

Deferred Tax Asset

1,712

Valuation Allowance

(1,712)

Current Taxes Payable

     0.00

Income Tax Expense

$    0.00

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire.

Year

Amount

Expiration

2011

$  7,785

    2031

Total NOL

$  7,785

The Company has filed no income tax returns since inception.

4 – RELATED PARTY TRANSACTIONS

During the period from inception on March 15, 2011 through March 31, 2011, the Company entered into a Promissory Note Agreement with the sole officer of the Company, Donald Calabria.  The Note is for reimbursement of payments made by Mr. Calabria on the Company’s behalf in the amount of $2,785.  The note is due on the earlier of the date immediately following demand by the officer, or December 31, 2012.   Payment will include principal plus interest at a fixed rate of 5%.  No interest has been accrued because it is an immaterial amount for the period from inception through March 31, 2011.

The Company has a Contingent Liability to its attorney, a shareholder.  See Note 6.

5 – STOCKHOLDERS’ EQUITY

The Company has authorized 75,000,000 Common Shares at a par value of $0.001 per share.  No Preferred Shares have been authorized or issued.

On March 21, 2011, 5,000,000 Common shares were issued to three founders at par value for an equivalent of $5,000. Neither the value of the shares nor the value of the services the company received had a reliably measurable fair value that would allow us to apply ASC 505-50-30-6, so we valued the issuance of shares for services at par value.

6 – CONTINGENCIES & COMMITMENTS

The Company is still obligated to pay its attorney, Frank Hariton, an additional $12,500 pursuant

MASSIVE DYNAMICS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS
March 31, 2011

to the following terms: $2,500 upon the filing of the registration statement on Form 10; and $10,000 on any sale of control in the Company.

7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were available to be issued and has determined that no such events have occurred.

F-10